I, BONITA J. SMITH, Assistant Secretary of SOUTHERN CALIFORNIA EDISON COMPANY, certify that the attached is an accurate and complete copy of a resolution of the Board of Directors of the corporation, duly adopted at a meeting of its Board of Directors held on March 16, 2000.

Dated:  March 16, 2000.

                                     SOUTHERN CALIFORNIA EDISON COMPANY


                                     By         Bonita J. Smith
                                        -------------------------------
                                                Bonita J. Smith
                                              Assistant Secretary

                      RESOLUTION OF THE BOARD OF DIRECTORS

                      OF SOUTHERN CALIFORNIA EDISON COMPANY

                             Adopted: March 16, 2000

                               RE: FINANCING PLANS

         WHEREAS, it is in the best interest of this corporation to authorize the issuance, sale and delivery of one or more series of debt securities, preferred stock, preference stock, preferred securities and/or pollution control bonds, and the redemption or repurchase of similar securities previously issued by this corporation;

         WHEREAS, there has been presented to this Board of Directors a certificate showing, among other things, on a consolidated basis that the amount of Retained Earnings of this corporation is legally sufficient for the redemption or repurchase of shares of preferred stock of this corporation as hereinafter authorized; and

         WHEREAS, it is in the best interest of this corporation to authorize this corporation and its officers to take all actions necessary or desirable to carry out such transactions;

         NOW, THEREFORE, BE IT RESOLVED, that this corporation is authorized to issue debt securities as provided herein, and the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer is authorized to determine the nature, terms, conditions, timing, price and aggregate amounts, which shall not exceed $1,250,000,000, of debt securities to be issued by this corporation (the "Debt Securities"), which Debt Securities may include first and refunding mortgage bonds, notes, debentures, preferred securities or other instruments and obligations.


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

         BE IT FURTHER RESOLVED, that the Debt Securities may be issued pursuant to the terms of (i) the indenture dated October 1, 1923, as amended and supplemented, between this corporation and Harris Trust and Savings Bank, as trustee (the "Mortgage Bond Indenture"), (ii) the indenture dated as of January 15, 1993, between this corporation and Harris Trust and Savings Bank, as trustee (the "Senior Note Indenture"), (iii) the indenture dated as of May 1, 1995, between this corporation and The First National Bank of Chicago, as trustee (the "Subordinated Note Indenture"), or (iv) additional indentures to be entered into by this corporation and one or more additional trustees ("New Indentures"); and the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer is authorized to execute on behalf of this corporation any New Indentures or any amendments or supplemental indentures to the Mortgage Bond Indenture, the Senior Note Indenture, the Subordinated Note Indenture or any New Indentures.

         BE IT FURTHER RESOLVED, that this corporation is authorized to issue equity securities as provided herein, and the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer is authorized to determine the nature, terms, conditions, timing, price and aggregate amounts, which shall not exceed $250,000,000, of equity securities to be issued by this corporation (the "Preferred Stock"), which Preferred Stock may include Cumulative Preferred Stock, $100 Cumulative Preferred Stock or Preference Stock, as authorized in the Articles of Incorporation of this corporation, or other preferred or preference instruments and obligations, and to determine the rights, preferences, privileges and restrictions pertaining to each series of Preferred Stock, subject to any applicable provisions of the


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


California General Corporation Law and this corporation's Articles of Incorporation requiring certain of such determinations to be made by this Board of Directors or the Executive Committee thereof.

         BE IT FURTHER RESOLVED, that this corporation is authorized to issue pollution control indebtedness as provided herein, and the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer is authorized to determine the nature, terms, conditions, timing, price and aggregate amounts, which shall not exceed $750,000,000, of pollution control indebtedness to be issued by this corporation (the "Pollution Control Bonds"), which Pollution Control Bonds may include refunding bonds, new bonds or other obligations or instruments with respect to any facilities owned or previously owned by this corporation, and to take other actions necessary or appropriate in connection with the issuance of the Pollution Control Bonds, including but not limited to: (a) executing and delivering indentures, loan agreements, installment sale agreements, letters of credit, reimbursement agreements, credit agreements, or any other security or financing agreements;
(b) appointing trustees, transfer agents, marketing agents, or any other fiduciaries or agents; and (c) filing applications and taking other actions with governmental agencies or other entities.

         BE IT FURTHER RESOLVED, that the issuance and sale of the Debt Securities, Preferred Securities and Pollution Control Bonds (together, the "New Securities") may be undertaken through competitively bid public offerings, negotiated public offerings and/or competitively bid or negotiated private placements, including offerings made in reliance on Rule 144A or other applicable rules under the Securities Act of 1993, as


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

amended (the "Securities Act"), or any other means that the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer determines to be advisable.

         BE IT FURTHER RESOLVED, that the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer is authorized to prepare, execute and file, or cause to be prepared, executed and filed, with the Securities and Exchange Commission (the "SEC") one or more registration statements and any exhibits, supplements and/or amendments thereto for the purpose of registering all or part of the New Securities under the Securities Act and/or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and qualifying any indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         BE IT FURTHER RESOLVED, that, if deemed necessary or desirable by the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, or counsel acting on behalf of this corporation, application may be made for listing any of the New Securities on any national and/or foreign stock exchanges, and registration of any of the New Securities may be made under the Exchange Act.

         BE IT FURTHER RESOLVED, that the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer is authorized to execute and deliver on behalf of this corporation and in its name a power of attorney appointing Stephen E. Pickett, W. James Scilacci, Thomas M. Noonan, Robert C. Boada, Beverly P. Ryder, Mary C. Simpson, George T. Tabata, Kenneth S.


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

Stewart, Paige W. R. White, Timothy W. Rogers, Victoria W. Schwartz, Bonita
J. Smith, Eileen B. Guerrero, and Polly L. Gault, or any one of them, to act severally as attorney-in-fact for this corporation to execute, sign, file or cause to be filed, on its behalf and in its name, (i) any registration statement and any exhibits, amendments and/or supplements thereto to be filed by this corporation with the SEC for the purpose of registering the New Securities under the Securities Act and/or the Exchange Act and qualifying any indentures under the Trust Indenture Act, and (ii) any listing application and any exhibits, amendments and/or supplements thereto, and any other required documents, to be filed by this corporation with any stock exchange for the purpose of listing any of the New Securities.

         BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized to prepare, execute and distribute, or cause to be prepared, executed and distributed, offering circulars, prospectuses, supplemental prospectuses, placement memoranda, official statements or other offering documents containing such information with respect to this corporation and the New Securities as they, or any of them, or counsel for this corporation shall deem necessary or appropriate.

         BE IT FURTHER RESOLVED, that the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer is authorized, at his or her discretion and in the name and on behalf of this corporation, or otherwise, to execute and file, or cause to be filed, such consents to service of process, powers of attorney, applications and other documents with such state authorities and to do such other acts and things as the officer acting or counsel for this corporation shall deem necessary or appropriate to register or qualify any of the New Securities for offer


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

and sale under the securities, Blue Sky or other similar laws of such states or jurisdictions; provided, however, that this corporation shall not, pursuant to this authorization, qualify as a foreign corporation in any such state or jurisdiction.

         BE IT FURTHER RESOLVED, that the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer is authorized to cause this corporation to redeem, call, purchase (directly or through one or more underwriters or agents), or otherwise cause the retirement of outstanding shares of one or more series of the Cumulative Preferred Stock and/or $100 Cumulative Preferred Stock of this corporation having a total aggregate redemption or purchase price (including principal, premium and accrued dividends) of up to $250,000,000 (provided that the amount of Retained Earnings of this corporation remains legally sufficient to pay for such purchases), and on such other terms as any of such officers deems necessary or appropriate, in view of market conditions and the capital requirements of this corporation, including but not limited to (a) fixing the redemption or purchase date of such securities, (b) determining if securities will be called by lot when a partial redemption or repurchase occurs, (c) determining if a premium will be paid over any redemption price, (d) fixing any record dates, and (e) causing any notices to be given.

         BE IT FURTHER RESOLVED, that the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer is authorized to cause this corporation from time to time to redeem, call, purchase (directly or through one or more underwriters or agents), or otherwise cause the retirement of outstanding first and refunding mortgage bonds, notes, debentures or other debt securities of this corporation or pollution control bonds issued on behalf of this corporation, having a total aggregate


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

redemption or purchase price (including principal, premium and accrued interest) of up to $1,000,000,000, on such terms and conditions as any of such officers deems necessary or appropriate, in view of market conditions and the capital requirements of this corporation, including but not limited to (a) fixing the redemption or purchase date of such securities, (b) determining if securities will be called by lot when a partial redemption or repurchase occurs,
(c) determining if a premium will be paid over any redemption price, (d) fixing any record dates, and (e) causing any notices to be given.

         BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized to execute on behalf and in the name of this corporation the documents specified or contemplated in these resolutions through the act of a duly appointed power of attorney.

         BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of this corporation or otherwise as each officer may deem necessary or appropriate to effect or carry out fully the purposes and intents of the foregoing resolutions.


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

         BE IT FURTHER RESOLVED, that this resolution supersedes the resolution adopted February 18, 1999, entitled "Financing Plans," and all the resolutions referenced therein.


APPROVED:


---------------------------------
Chairman of the Board


---------------------------------
Vice President and General Counsel

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